Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dril-Quip, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to Form S-3 Registration Statement of our reports dated March 15, 2005, relating to the consolidated financial statements and the effectiveness of Dril-Quip, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Houston, Texas

November 28, 2005